UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 24, 2022

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	26-4675940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho		83702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Accounting Officer

On March 24, 2022, Chris Foster, the Chief Financial Officer and Principal Accounting Officer of Perpetua Resources Corp. (the “Company”), notified the Company that he is stepping down from his positions with the Company effective March 31, 2022. Mr. Foster’s resignation from the Company was not due to any disagreement with the Company.

Appointment of Principal Financial Officer and Principal Accounting Officer

On March 24, 2022, the Company’s Board of Directors (the “Board”) appointed Jessica Largent, the Company’s current Vice President, Investor Relations and Finance and Principal Financial Officer, to serve as the Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective April 1, 2022.

Pursuant to an amendment to Ms. Largent’s employment agreement with Perpetua Resources Idaho, Inc., the Company’s wholly owned subsidiary (“PRI”), dated March 25, 2022, Ms. Largent’s annual base salary will be increased from $224,400 to $245,000 per year, effective as of April 1, 2022. Ms. Largent will continue to be eligible to participate in the Company’s annual incentive plan pursuant to the terms of her existing employment agreement with PRI, which is dated February 8, 2021 and is filed as Exhibit 10.8 to the Company’s Form 10-K for the 2021 fiscal year, filed with the Securities and Exchange Commission (“SEC”) on March 18, 2022 (the “2021 10-K”). In connection with her appointment, the Board also approved a one-time grant of 40,000 restricted share units (“RSUs”), which entitles Ms. Largent to receive one common share of the Company (or cash equal to the value thereof) for each vested RSU. One third of the RSUs will vest on April 1, 2022, the date of grant, and the remaining RSUs will vest ratably on each of the first two anniversaries of the date of grant, subject to the terms and conditions of the Company’s Omnibus Equity Incentive Plan (the “Plan”) and the award agreement documenting the grant. The Plan is filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 9, 2021 and the form restricted stock unit award agreement currently used to grant RSUs under the Plan is filed as Exhibit 10.21 to the 2021 10-K.

Ms. Largent, age 38, has served as the Company’s Vice President, Investor Relations and Finance since February 2021, and in such role has been responsible for the strategy and leadership of the Company’s investor relations and finance efforts. Ms. Largent also served as PRI’s Vice President, Investor Relations and Finance from February 2021 to March 25, 2022 and currently serves as PRI’s Chief Financial Officer. Prior to joining the Company, Ms. Largent worked for Newmont Corporation (“Newmont”), a Colorado based gold mining company, as their Vice President of Investor Relations and Senior Director, Planning, Communications and Analysis, among other roles. At Newmont, Ms. Largent set and executed the strategic direction of the Investor Relations function to help further differentiate the company and attract new investors while enhancing relationships with shareholders and industry analysts. She has a bachelor’s degree in Accounting and Human Resource Management from the University of Colorado and over 15 years of mining industry experience in investor relations, planning, financial, reporting and accounting.

The selection of Ms. Largent to serve as the Company’s Chief Financial Officer was not pursuant to any arrangement or understanding with any other person and there are no family relationships between Ms. Largent and any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On March 25, 2022, the Company issued a press release announcing the appointment of Ms. Largent to serve as the Company’s Chief Financial Officer and Chris Fogg joining the Company in the position of Manager of Investor Relations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: March 29, 2022	By:	/s/ Laurel Sayer
Laurel Sayer
President and Chief Executive Officer